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                                                                   EXHIBIT 99.1


                                [CARAUSTAR LOGO]


FOR IMMEDIATE RELEASE
FEBRUARY 21, 2003


                                               CONTACT: Ronald J. Domanico
                                                        Chief Financial Officer
                                                        (770) 948-3101


                            CARAUSTAR TO IDLE NO. 2
                           RITTMAN PAPERBOARD MACHINE


ATLANTA, Georgia - Caraustar Industries, Inc. (Nasdaq-NMS Symbol: CSAR) today announced the indefinite idling of the No. 2 coated recycled paperboard machine at its Rittman, Ohio facility. Recently completed upgrades in the Caraustar mill system will facilitate transfer of all production from the No. 2 machine to other Caraustar facilities, including Rittman Paperboard's No. 3 machine.

The Rittman Paperboard workforce will be reduced by 80, and Caraustar will take a charge of $1.2 million, or approximately $0.03 per share, in the first quarter 2003. The company expects to fully offset these costs throughout 2003 by savings associated with the transition. The No. 2 machine has an annual capacity of approximately 80,000 tons.

Thomas V. Brown, president and chief executive officer of Caraustar, commented, "This difficult, but necessary decision is consistent with our stated objective to right-size our mill system and enables the Rittman mill to remain a cost-effective and competitive supplier of quality products for its customers."

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled paperboard and packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.


                                    - more -


        PHONE 770 . 948 . 3101 . P. O. BOX 115 . AUSTELL, GA 30168-0115
              3100 JOE JERKINS BOULEVARD . AUSTELL, GA 30106-3227
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Caraustar Industries, Inc.
February 21, 2003
Page 2


This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the Company's expectation that it will fully offset the costs of idling the Rittman No. 2 machine throughout 2003 by savings associated with the transition of production to other facilities. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, changes in government regulations, and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.


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